UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2012

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On October 19, 2012, First Marblehead Education Loan Services LLC, a Delaware limited liability company ("FMELS") and wholly-owned subsidiary of The First Marblehead Corporation, a Delaware corporation (the “Corporation”), completed its previously announced acquisition of a substantial portion of the assets of Cology, Inc., an Arizona corporation (“Cology”), and certain affiliates of Cology (together with Cology, the “Sellers”) (the “Acquisition”).  FMELS also assumed certain liabilities related to the Sellers’ business.  On October 22, 2012, the Corporation issued a press release regarding the closing of the Acquisition.  A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Corporation on October 22, 2012 entitled, “First Marblehead Completes Acquisition of Operating Assets of Private Student Loan Originator Cology, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: October 22, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release issued by the Corporation on October 22, 2012 entitled, “First Marblehead Completes Acquisition of Operating Assets of Private Student Loan Originator Cology, Inc.”